Filed pursuant to Rule 424(b)(5)

Registration No. 333-291727

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 26, 2025)

The Glimpse Group, Inc.

622,306 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 2,732,240 Shares of Common Stock

Common Stock Warrants to purchase up to 4,193,182 Shares of Common Stock

2,732,240 Shares of Common Stock Underlying the Pre-Funded Warrants

4,193,182 Shares of Common Stock Underlying the Common Stock Warrants

We are offering to certain investors, or the Investors, in a registered direct offering, (i) 622,306 shares of our common stock, par value $0.001 per share, or our Common Stock, together with accompanying warrants to purchase up to 4,193,182 shares of our Common Stock (with each accompanying warrant exercisable for one and one-quarter shares of Common Stock), or the Common Stock Warrants, and (ii) in lieu of Common Stock to certain of the Investors that so choose, pre-funded warrants to purchase up to 2,732,240 shares of our Common Stock, or the Pre-Funded Warrants, pursuant to this prospectus supplement, the accompanying base prospectus, and a securities purchase agreement, dated May 14, 2026, between us and the Investors, or the Securities Purchase Agreement.

We have not retained a placement agent in connection with this offering. The offering price of the securities offered hereby was negotiated directly between us and the Investors based on the trading of our Common Stock prior to this offering, among other factors.

The shares of our Common Stock (or Pre-funded Warrants) and the Common Stock Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

The combined purchase price for each share of Common Stock and accompanying Common Stock Warrant is $0.55, and each Pre-Funded Warrant and accompanying Common Stock Warrant is $0.549.

Each Common Stock Warrant is exercisable for one and one-quarter shares of Common Stock. The Common Stock Warrants will be exercisable six months from the date of original issuance and may be exercised at any time thereafter until seven and a half years from the original issue date, subject to the beneficial ownership limitation described below. The Common Stock Warrants will have an exercise price of $0.55 per share of our Common Stock. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Stock Warrants.

The purchase price of each Pre-Funded Warrant is $0.549, which is the combined price per share at which shares of Common Stock and accompanying Common Stock Warrants are being sold to the public in this offering less $0.001 which is the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full, subject to the beneficial ownership limitation described below. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

Subject to limited exceptions, a holder of the Pre-Funded Warrants or the Common Stock Warrants will not have the right to exercise any portion of its Pre-Funded Warrants or Common Stock Warrants, as applicable, if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

Our Common Stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “GGRP.” The last reported sale price of our Common Stock on the Nasdaq on May 13, 2026 was $0.58 per share. There is no established trading market for the Common Stock Warrants or the Pre-Funded Warrants and we do not intend to list the Common Stock Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates, or our public float, was $11,445,375 based on a total of 21,076,506 shares of Common Stock outstanding, of which 17,883,398 shares were held by non-affiliates, at a price of $0.64 per share, the closing sales price of our Common Stock on March 16, 2026, which is the highest closing price of our Common Stock on Nasdaq within the prior 60 days. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell our securities in a public primary offering in reliance on General Instruction I.B.6. of Form S-3 with a value exceeding one-third of our public float in any 12-calendar-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement. As a result, we may sell up to approximately $3,815,125 of our securities hereunder.

We are an “emerging growth company” as defined under federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” for more information.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Common Stock Warrant	Per Pre-Funded Warrant and Accompanying Common Stock Warrant	Total
Offering price	$0.55	$0.549	$1,842,268
Proceeds to us, before expenses(1)	$0.55	$0.549	$1,842,268

(1)	The amount of offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Common Stock Warrants being issued. We have not retained a placement agent in connection with this offering.

Delivery of the shares of Common Stock, the Common Stock Warrants and the Pre-Funded Warrants is expected to be made on or about May 18, 2026. The shares of Common Stock will be settled via the Depository Trust Company. The Common Stock Warrants and Pre-Funded Warrants will be delivered to purchasers in certificated form.

The date of this prospectus supplement is May 14, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying base prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or the time of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-291727) that we filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on November 26, 2025. Before buying any of the securities offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Glimpse,” or the “Company” refer to The Glimpse Group, Inc. and, where appropriate, its consolidated subsidiaries.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and related notes, and other information incorporated by reference from our other filings with the SEC.

Company Overview

We are an Immersive technology company, providing enterprise focused Spatial Computing, Virtual Reality (VR), and Augmented Reality (AR) software and services (Immersive technologies). Glimpse’s operating entities are located in the United States. We believe that we offer exposure to the Immersive technology markets, while mitigating downside risk via our diversified model and ecosystem.

Our ecosystem of Immersive technology entities, collaborative environment and diversified business model aims to simplify the challenges faced by companies in the emerging Immersive technology industry, create scale, build operational efficiencies, reduce time to market and enhance go-to-market synergies, while simultaneously providing investors an opportunity to invest directly via a diversified infrastructure.

The Immersive technology industry is an early-stage technology industry with nascent markets. We believe that this industry has growth potential across verticals, and that our diversified ecosystem creates competitive advantages. We currently target several industry verticals, including but not limited to: Government & Defense, Corporate Training, Education, Healthcare, Corporate Events and Social VR support groups and therapy. We focus primarily on the business-to-business (B2B) segment and we are hardware agnostic.

In fiscal year 2024, we shifted our businesses (“Strategic Shift”) to focus on providing Immersive technology solutions software and services that are primarily driven by Spatial Computing, Cloud and Artificial Intelligence (AI), including our product “Spatial Core,” led by our entity Brightline Interactive, Inc. We believe that Spatial Core is a key differentiator, growth driver and competitive advantage for us.

At the time of this filing, we have approximately 35 full time employees, primarily software developers, engineers and 3D artists.

Corporate Information

We were incorporated in June 2016 under the laws of the State of Nevada. The mailing address for our principal executive office is 15 West 38th Street, 12th Floor, New York, New York 10018, and our telephone number is (917) 292-2685. Our website address is www.theglimpsegroup.com. The information contained in or accessible from our website is not a part of this prospectus supplement or the accompanying base prospectus, nor is such information incorporated by reference herein or therein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, have taken, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which could occur if the market value of our Common Stock that are held by non-affiliates is $700 million or more as of the last business day of our most recently completed second fiscal quarter.

S-2

THE OFFERING

Common Stock offered by us

We are offering 622,306 shares of Common Stock. Each share of Common Stock is being offered and sold together with an accompanying Common Stock Warrant to purchase one and one-quarter shares of Common Stock.

Pre-Funded Warrants offered by us

We are also offering Pre-Funded Warrants to purchase up to 2,732,240 shares of Common Stock.

Each Pre-Funded Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.001 per share. The purchase price of each Pre-Funded Warrant is equal to the combined price per share of Common Stock and accompanying Common Stock Warrant being sold in this offering minus $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full, subject to the beneficial ownership limitation described below.

Subject to limited exceptions, a holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

This prospectus supplement also relates to the offering of shares of Common Stock issuable upon the exercise of Pre-Funded Warrants.

Common Stock Warrants offered by us

Common Stock Warrants to purchase up to 4,193,182 shares of our Common. Each share of our Common Stock is being offered and sold together with an accompanying Common Stock Warrant to purchase one and one-quarter shares of our Common Stock.

The Common Stock Warrants will be exercisable six months from the date of original issuance and may be exercised at any time thereafter until the date that is seven and a half years from the original issuance date, subject to the beneficial ownership limitation described below. The Common Stock Warrants will have an exercise price of $0.55 per share of our Common Stock. For more information, see the section titled “Description of Securities We Are Offering.” on page S-10 of this prospectus supplement.

Subject to limited exceptions, a holder of the Common Stock Warrants will not have the right to exercise any portion of its Common Stock Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon exercise of the Common Stock Warrants.

Common Stock to be outstanding immediately after this offering	21,698,812 shares, assuming no exercise of any Common Stock Warrants or Pre-Funded Warrants offered and sold by us in this offering.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $1.79 million after deducting estimated offering expenses payable by us, and without giving effect to any exercise of the Pre-Funded Warrants and the Common Stock Warrants and the funds received therefrom. We intend to use the net proceeds of this offering for general corporate purposes and working capital relating to the business of our subsidiary, Brightline Interactive, Inc.

Nasdaq Capital Market Symbol for Common Stock

“GGRP.”

There is no established trading market for the Pre-Funded Warrants or the Common Stock Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants or the Common Stock Warrants on any securities exchange or nationally recognized trading system.

Investors’ Participation Rights	We have agreed to grant the Investors participating in this offering certain participation rights in future financings conducted by us during the 12-month period following the closing of this offering. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors will have the right, but not the obligation, to participate in future equity or equity-linked financings undertaken by us in an aggregate amount of up to 33.33% of the securities issued in each such financing, on substantially the same terms, conditions and price as offered to other investors in such financing. These participation rights are subject to customary exceptions, including issuances pursuant to equity incentive plans, acquisitions and other customary excluded issuances, as well as compliance with applicable securities exchange rules and other applicable laws and regulations.

Risk factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose part or all of their investment. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” and our consolidated financial statements and related notes, before investing in our securities.

The number of shares of common stock shown above to be outstanding immediately after this offering is based on 21,698,812 shares outstanding as of May 13, 2026, and excludes, as of that date:

●	87,500 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.55;

●	650,000 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.55; and

●	2,618,428 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.22, of which 2,086,809 are currently exercisable with a weighted average exercise price of $3.39.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants or options described above and no exercise of any of the Pre-Funded Warrants and Common Stock Warrants issued in this offering.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainties. Before you make a decision to invest in our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to our Securities and this Offering

Because there is no placement agent in this offering, investors will not receive the benefit of an independent review of this offering customarily performed by a placement agent.

We have not retained a placement agent in connection with this offering. Accordingly, investors will not have the benefit of an independent review and investigation of the terms of this offering or the accuracy or completeness of the disclosure in the offering materials that is customarily performed by a placement agent in agented offerings. As a result, you must rely on your own examination of us and the terms of this offering, including the merits and risks involved in making an investment decision with respect to the securities offered hereby.

We have received a deficiency notice from Nasdaq, and there can be no assurance that we will continue to be listed on Nasdaq. In the event our Common Stock is delisted from Nasdaq, the liquidity and market price of our Common Stock could decline

On March 13, 2026, we received a notification letter from the Listing Qualifications Department of Nasdaq notifying us that, because the closing bid price for our Common Stock was below $1.00 for the prior 30 consecutive business days, we no longer met the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of at least $1.00 per share, or the Minimum Bid Price Requirement.

In accordance with Nasdaq rules, we have a period of 180 calendar days from March 13, 2026, or until September 9, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time before September 9, 2026, the bid price of our Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by September 9, 2026, we may be eligible for additional time. To qualify for additional time, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will inform us that we have been granted an additional 180 calendar days to regain compliance. However, if it appears to the staff of Nasdaq, or the Staff, that we will not be able to cure the deficiency, or if we are otherwise not eligible, the Staff would notify us that our Common Stock will be subject to delisting.

We cannot assure you that we will regain compliance with the Minimum Bid Price Requirement by September 9, 2026 or that Nasdaq will give us additional time to regain compliance if we do not regain compliance with the Minimum Bid Requirement by September 9, 2026. Should we regain compliance, we cannot assure you that we will not, in the future, fail to comply with Nasdaq’s requirements to maintain the listing of our Common Stock on Nasdaq, or that we will be able to regain compliance in the event of any such non-compliance.

S-4

A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

The offering price per share of Common Stock and accompanying Common Stock Warrant in this offering exceeds the net negative tangible book value per share of Common Stock outstanding prior to this offering. If you purchase securities in this offering, you will pay more for each share of Common Stock and accompanying Common Stock Warrant than the corresponding amount paid by existing stockholders for their shares of Common Stock. As a result, you will experience immediate and substantial dilution. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Management will have broad discretion in determining how to use the proceeds of this offering.

Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Due to the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” on page S-8 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Stock or other securities convertible into or exchangeable for our Common Stock. We may not be able to sell shares of our Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by Investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

The Investors’ participation rights in future financings may adversely affect our ability to raise additional capital.

In connection with this offering, we have agreed to grant the Investors participating in this offering certain participation rights entitling them, subject to specified conditions, to participate in future equity and equity-linked financings undertaken by us during the 12 months following the closing of this offering. Pursuant to these rights, such investors may collectively purchase up to 33.33% of the securities offered in any qualifying future financing.

These participation rights could make future capital raising transactions more difficult or less attractive to prospective investors because a portion of any future financing may effectively be reserved for existing investors. In addition, the existence of these participation rights could reduce our flexibility in structuring and negotiating future financing transactions and may delay or adversely affect our ability to complete future financings on favorable terms, or at all.

There is no established public trading market for the Common Stock Warrants or the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop for such securities.

There is no established public trading market for the Common Stock Warrants and the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop for such securities. In addition, we do not intend to apply to list the Common Stock Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Common Stock Warrants and the Pre-Funded Warrants will be limited. Further, the existence of the Common Stock Warrants and the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our Common Stock.

S-5

The Common Stock Warrants and the Pre-Funded Warrants do not confer rights of ownership in our Common Stock until exercised.

Except as otherwise provided in the Common Stock Warrants and the Pre-Funded Warrants, the Common Stock Warrants and the Pre-Funded Warrants offered hereby do not confer any rights of ownership in our Common Stock, including voting rights, until exercised for shares of our Common Stock. As a result, holders of Common Stock Warrants and Pre-Funded Warrants will not be able to participate in corporate actions or influence our management or policies prior to exercise.

The market price of our Common Stock could decline as a result of the issuance of shares of Common Stock upon exercise of the Common Stock Warrants and the Pre-Funded Warrants.

The issuance of shares of our Common Stock upon the exercise of the Common Stock Warrants and the Pre-Funded Warrants, or the perception that such issuances may occur, could cause the market price of our Common Stock to decline. Further, the Pre-Funded Warrants are exercisable immediately, subject to beneficial ownership limitations. As a result, holders of the Pre-Funded Warrants may exercise such warrants shortly after the completion of this offering (subject to beneficial ownership limitations), resulting in the rapid issuance of shares of our Common Stock and immediate dilution to existing stockholders. In addition, since the exercise of the Common Stock Warrants and the Pre-Funded Warrants will result in the issuance of additional shares of Common Stock, such exercise will dilute the ownership interests of existing stockholders. If a significant number of Common Stock Warrants or Pre-Funded Warrants are exercised, the resulting dilution could be substantial and could adversely affect the market price of our Common Stock.

In certain fundamental transactions, we may be required to repurchase the Common Stock Warrants for cash.

If we enter into certain mergers, consolidations, asset sales or other fundamental transactions, the holders of the Common Stock Warrants may require us to repurchase the Common Stock Warrants for their Black-Scholes value. Depending on market conditions, this amount could be significant and could require us to use substantial cash resources at a time when we may need them for other purposes.

The Common Stock Warrants and the Pre-Funded Warrants contain a beneficial ownership limitation, which may restrict holders from exercising such warrants and could limit their ability to realize the full value of their investment.

The Common Stock Warrants and the Pre-Funded Warrants contain a provision that limits the number of shares of Common Stock that a holder may receive upon exercise of such Common Stock Warrants or Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own more than a specified percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage is initially set at 9.99% and may be increased to up to 19.99% by the holder upon prior notice to us, subject to the terms of the Common Stock Warrants and the Pre-Funded Warrants.

As a result of this beneficial ownership limitation, a holder may be unable to exercise all or a portion of its Common Stock Warrants or Pre-Funded Warrants at a time when it otherwise would be advantageous to do so, including when the market price of our Common Stock is favorable. This limitation could delay or prevent a holder from realizing the full value of its investment in the Common Stock Warrants or the Pre-Funded Warrants and may reduce the liquidity of such warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain forward-looking statements and information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements.

It is important for an investor to understand that these statements involve risks and uncertainties, some of which are beyond our control. These statements relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity, and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We sometimes use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “think,” “will,” “would,” or the negative of these words or other similar or comparable terms and phrases, including references to assumptions, in the aforementioned documents to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Such risks, uncertainties and other factors also include those listed in the section titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We assume no obligation to update any forward-looking statements after the date of this prospectus supplement as a result of new information, future events or developments, except as required by applicable laws and regulations.

S-7

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities in this offering will be approximately $1.79 million after deducting estimated offering expenses payable by us (estimated at $0.05 million), and without giving effect to any exercise of the Pre-Funded Warrants and the Common Stock Warrants and the funds received therefrom. We cannot predict when or if the Common Stock Warrants or the Pre-Funded Warrants will be exercised. It is possible that the Common Stock Warrants or the Pre-Funded Warrants may never be exercised. If all of the Common Stock Warrants sold in this offering were exercised for cash, we would receive additional proceeds of approximately $2.6 million. If all of the Pre-Funded Warrants sold in this offering were exercised for cash, we would receive additional proceeds of approximately $2,732.

We intend to use the net proceeds from this offering, including any proceeds we receive from the exercise of the Common Stock Warrants and the Pre-Funded Warrants, for general corporate purposes and working capital relating to the business of our subsidiary, Brightline Interactive, Inc. The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We cannot predict whether the invested proceeds will yield a favorable return.

S-8

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the combined offering price of our Common Stock (or Pre-Funded Warrants in lieu thereof) and the accompanying Common Stock Warrant in this offering and our as adjusted net tangible book value per share immediately after this offering. As of March 31, 2026, our net tangible book value was approximately $2.55 million, or approximately $0.12 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 21,076,506 shares of Common Stock outstanding as of March 31, 2026.

After giving effect to our sale and issuance in this offering of (i) 622,306 shares of Common Stock and accompanying Common Stock Warrants in this offering at a combined offering price of $0.55 per share and accompanying Common Stock Warrant, and (ii) Pre-Funded Warrants to purchase 2,732,240 shares of Common Stock at an offering price of $0.549 (which equals the combined offering price of each share of Common Stock and accompanying Common Stock Warrant being sold in this offering less the $0.001 per share exercise price of each such Pre-Funded Warrant), and after the deduction of the estimated offering expenses payable by us (and assuming no exercise of the Common Stock Warrants and the Prefunded Warrants offered hereby, and that the Pre-Funded Warrants are classified and accounted for as equity), our as adjusted net tangible book value as of March 31, 2026 would have been approximately $4.34 million, or approximately $0.20 per share. This represents an immediate increase in net tangible book value per share of $0.08 to existing stockholders and immediate dilution of $0.35 in net tangible book value per share to new investors purchasing securities in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the offering price of $0.55 per share and accompanying Common Stock Warrant.

The following table illustrates this dilution to investors participating in this offering on a per share basis:

Offering price per share of Common Stock and accompanying Common Stock Warrant		$0.55
Historical net tangible book value per share as of March 31, 2026	$0.12
Increase in net tangible book value per share attributable to this offering	$0.08
As adjusted net tangible book value per share after giving effect to this offering		$0.20
Dilution per share to new investors participating in this offering		$0.35

The discussion and table above assumes no exercise of the Common Stock Warrants and the Pre-Funded Warrants sold in this offering.

If the holders of Common Stock Warrants exercised the Common Stock Warrants offered in this offering in full for cash, our as adjusted net tangible book value per share after this offering would be approximately $0.26, representing an immediate increase in net tangible book value per share of approximately $0.14 to existing stockholders and dilution in net tangible book value per share of approximately $0.29 to investors participating in this offering.

If holders of Pre-Funded Warrants immediately exercised the Pre-Funded Warrants offered hereby, the as adjusted net tangible book value per share after this offering would be approximately $0.23 per share, representing an increase in net tangible book value of approximately $0.11 per share to existing stockholders and dilution in net tangible book value per share of approximately $0.32 to investors participating in this offering.

The number of shares of Common Stock indicated as issued and outstanding above is based on 21,698,812 shares outstanding as of May 14, 2026 and excludes as of that date:

●	87,500 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of 7.00;

●	650,000 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.55; and

●	2,618,428 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.22, of which 2,086,809 are currently exercisable with a weighted average exercise price of $3.39.

S-9

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the Common Stock, the Common Stock Warrants and the Pre-Funded Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

The material terms and provisions of our Common Stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus.

Common Stock Warrants

Form

The Common Stock Warrants will be issued as individual warrant agreements to the holders. The form of Common Stock Warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The Common Stock Warrants will be exercisable six months from the date of original issuance and may be exercised at any time thereafter until seven and a half years from the original issuance date.

Exercisability

Each Common Stock Warrant is exercisable for one and one-quarter shares of our Common Stock. The Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise of the Common Stock Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of Common Stock underlying the Common Stock Warrants then being exercised by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Stock Warrants. No fractional shares will be issued upon the exercise of the Common Stock Warrants. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any Common Stock Warrant, and a holder will not be entitled to exercise any portion of any Common Stock Warrant that, upon giving effect to or immediately prior to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Warrants, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of the Common Stock Warrants, provided that such percentage may in no event exceed 19.99%.

Exercise Price

The exercise price per share of our Common Stock purchasable upon the exercise of the Common Stock Warrants is $0.55 per share of our Common Stock. The exercise price of the Common Stock Warrants and the number of shares of our Common Stock issuable upon exercise of the Common Stock Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. The exercise price of the Common Stock Warrants will not be adjusted below the par value of our Common Stock.

S-10

Transferability

Subject to applicable laws, the Common Stock Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Common Stock Warrants, and we do not expect a market to develop. We do not intend to list the Common Stock Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Stock Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the owner of 50% of the voting power of our outstanding Common Stock, the holders of the Common Stock Warrants will be entitled to receive upon exercise of the Common Stock Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Common Stock Warrants. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the Common Stock Warrants have the right, concurrently with, or within 30 days after, the consummation of such fundamental transaction, to require us or a successor entity to redeem the Common Stock Warrant for cash in the amount of the Black Scholes value of the unexercised portion of the Common Stock Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not within our control, including not approved by our board of directors, the holders of the Common Stock Warrants shall only be entitled to receive from us or any successor entity the same type or form of consideration (and in the same proportion).

No Rights as a Stockholder

Except as otherwise provided in the Common Stock Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Common Stock Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder receives shares of our Common Stock upon the due exercise of a Common Stock Warrant.

Warrant Agent

We will act as warrant agent for the Common Stock Warrants.

Pre-Funded Warrants

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the holders. The form of Pre-Funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The Pre-funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until they are fully exercised. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. The holder of the Pre-Funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-Funded Warrants in Common Stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. We will, at our election, either pay a cash adjustment in respect of any such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

S-11

Exercise Limitations

We may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to or immediately prior to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of the Pre-Funded Warrants, provided that such percentage may in no event exceed 19.99%.

Exercise Price

The exercise price of our Common Stock purchasable upon the exercise of the Pre-funded Warrants is $0.001 per share. The exercise price of the Pre-Funded Warrants and the number of Common Stock issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the Pre-Funded Warrants will not be adjusted below the par value of our Common Stock.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the owner of 50% of the voting power of our outstanding Common Stock), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each Pre-funded Warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock or as otherwise provided in the Pre-Funded Warrants, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder exercises the Pre-Funded Warrant.

Warrant Agent

We will act as warrant agent for the Pre-Funded Warrants.

S-12

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our Common Stock or Pre-Funded Warrants, the exercise, disposition, and expiration of our Common Stock Warrants, and the ownership and disposition of our Common Stock issuable upon exercise of our Common Stock Warrants, in each case, by a “holder” (as defined below) that acquired our “securities” (as defined below) in this offering. For purposes of this discussion, the term “U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our Common Stock, Pre-Funded Warrants or Common Stock Warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code (as defined below)) has authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of our Common Stock, Pre-Funded Warrants or Common Stock Warrants that is not a U.S. holder or a partnership or other pass-through entity. We refer to U.S. holders and Non-U.S. holders collectively as holders, and our Common Stock (including our Common Stock issuable upon exercise of our Common Stock Warrants), Pre-Funded Warrants or Common Stock Warrants collectively as our securities.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes or persons who hold their shares of our Common Stock, Pre-Funded Warrants or Common Stock Warrants through partnerships or such other pass-through entities or arrangements. The tax treatment of a partner in a partnership or other pass-through entity generally will depend upon the status of the partner and the activities of the partnership or other pass-through entity. A partner in a partnership or other pass-through entity that will hold our Common Stock, Pre-Funded Warrants or Common Stock Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants through a partnership or other pass-through entity, as applicable

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below.

S-13

We assume in this discussion that each holder holds shares of our Common Stock, Pre-Funded Warrants or Common Stock Warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. state or local or non-U.S. taxes, estate or gift tax considerations, any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to particular holders, such as:

●	banks, financial institutions, and investment funds;

●	brokers, or dealers in securities;

●	tax-exempt organizations and governmental organizations;

●	pension plans;

●	owners that hold our securities as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	holders who have elected to mark securities to market;

●	insurance companies;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	“qualified” foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons deemed to sell our securities under the constructive sale provisions of the Code;

●	persons that hold our securities as “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code; and

●	certain U.S. expatriates and former citizens or former long-term residents of the United States.

THIS DISCUSSION IS FOR INFORMATION ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, THE EXERCISE, DISPOSITION, AND EXPIRATION OF OUR COMMON STOCK WARRANTS, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ISSUABLE UPON EXERCISE OF OUR COMMON STOCK WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Allocation of Purchase Price to Common Stock, Pre-Funded Warrants and Common Stock Warrants

For U.S. federal income tax purposes, although it is not entirely free from doubt, a holder’s acquisition of our Common Stock or Pre-Funded Warrants, as applicable, and our Common Stock Warrant should be treated as the acquisition of an “investment unit” consisting of one share of Common Stock or One Pre-Funded Warrant, as applicable, and a warrant to acquire one and one-quarter shares of our Common Stock, subject to adjustment. The purchase price for each investment unit must be allocated between the two components in proportion to their relative fair market values at the time the unit is purchased by the holder, and a holder’s allocation is not binding on the IRS. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Common Stock or Pre-Funded Warrant, as applicable, and the Common Stock Warrant included in each unit. The separation of the share of Common Stock or Pre-Funded Warrant, as applicable, and the Common Stock Warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the tax treatment of acquiring our securities, including the allocation of the purchase price between the Common Stock or Pre-Funded Warrant, as applicable, and the Common Stock Warrant.

S-14

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, our Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of our Pre-Funded Warrants should generally be taxed in the same manner as a holder of our Common Stock, as described below. Accordingly, upon exercise, no gain or loss should be recognized, and the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001 per share. Our characterization is not binding on the IRS, and the IRS may treat our Pre-Funded Warrants as warrants to acquire shares of our Common Stock. In that case, the amount and character of a holder’s gain with respect to an investment in our Pre-Funded Warrants pursuant to this offering could be materially different than the discussion set forth below. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of our Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Stock Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Common Stock Warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a Common Stock Warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the Common Stock Warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our Common Stock acquired on exercise of the Common Stock Warrant generally should begin on the day after the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of our Common Stock Warrants into our Common Stock. The U.S. federal income tax treatment of a cashless exercise of our Common Stock Warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Stock Warrant described in the preceding paragraph. It is possible that a cashless exercise of our Common Stock Warrants could be a taxable event. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of our Common Stock Warrants, including with respect to their holding period and tax basis in the shares of our Common Stock acquired on the exercise of our Common Stock Warrants.

The lapse or expiration of our Common Stock Warrant will be treated as if the U.S. holder sold or exchanged the Common Stock Warrant and recognized a loss in an amount equal to the U.S. holder’s tax basis in the Common Stock Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Stock Warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Common Stock Warrants

Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares of our Common Stock issued on the exercise of our Common Stock Warrants, or an adjustment to (or failure to adjust) the exercise price of the Common Stock Warrants, may be treated as a constructive distribution to a U.S. holder of the Common Stock Warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment. An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution in cash or other property to the holders of Common Stock Warrants. As a constructive dividend to a U.S. holder would not give rise to any cash from which any backup withholding tax could be satisfied, if such tax is paid on behalf of the U.S. holder, such tax may be set off against any actual distribution on our Common Stock to the U.S. holder, sales proceeds from a sale or exchange of our securities by the U.S. holder, or other assets or funds of the U.S. holder depending on the circumstances of the constructive dividend. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Common Stock after the issuance of the Common Stock Warrants, then we may make a corresponding distribution to a warrant holder. The taxation of a distribution received with respect to a Common Stock Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Tax Considerations Applicable to U.S. Holders—Distributions on Common Stock and Pre-Funded Warrants.”

S-15

Under current law, we are required to report the amount of any constructive distributions on our website or to the IRS and to certain U.S. holders of our Common Stock Warrants that are not exempt from information reporting. The IRS has proposed U.S. Treasury Regulations addressing the amount and timing of constructive distributions, obligations of withholding agents, and filing and notice obligations of issuers, effective for constructive distributions occurring on or after such U.S. Treasury Regulations are adopted in final form. If adopted as proposed, the U.S. Treasury Regulations generally would provide that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire our Common Stock immediately after the conversion rate adjustment over the fair market value of the right to acquire our Common Stock without such adjustment, (ii) the constructive distribution occurs at the earlier of the date of such adjustment under the terms of our Common Stock Warrants and the date of the actual distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on our securities or sales proceeds received by, or other funds or assets of, the applicable U.S. holder, and (iv) we will continue to be required to report the amount of any constructive distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from information reporting). The final U.S. Treasury Regulations will be effective for distributions occurring on or after the date of their adoption, but U.S. holders of our Common Stock Warrants and withholding agents may rely on them prior to that date under certain circumstances.

U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Common Stock Warrants.

Distributions on Common Stock and Pre-Funded Warrants

If we make distributions in respect of our Common Stock or Pre-Funded Warrants (or constructive distributions), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to the holder’s tax basis in the Common Stock or Pre-Funded Warrants (and will reduce the U.S. holder’s basis in the Common Stock or Pre-Funded Warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Tax Considerations Applicable to U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants.” Dividends received by non-corporate U.S. holders may be eligible for preferential tax rates, provided that certain holding period and other requirements are satisfied. Dividends received by corporate U.S. holders may be eligible for a dividends-received deduction.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants

Upon a sale, exchange or other taxable disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants (other than by exercise), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock, Pre-Funded Warrants or Common Stock Warrants, as applicable. Capital gain or loss generally will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock, Pre-Funded Warrants or Common Stock Warrants, as applicable, exceeds one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants should consult their own tax advisors regarding the tax treatment of such losses.

S-16

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions (including constructive distributions) on our Common Stock, Pre-Funded Warrants or Common Stock Warrants and to the proceeds of a sale or other disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants unless such U.S. holder is an exempt recipient from backup withholding, such as C corporations and certain tax-exempt organizations, or another exception applies. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Stock Warrants

In general, a Non-U.S. holder will not be subject to U.S. federal income tax on the exercise of our Common Stock Warrants into shares of our Common Stock. The U.S. federal income tax treatment of a cashless exercise of Common Stock Warrants into our Common Stock is unclear. The Non-U.S. holder will take a tax basis in the shares acquired on the exercise of a Common Stock Warrant equal to the exercise price of the warrant, increased by the Non-U.S. holder’s adjusted tax basis in the Common Stock Warrant exercised (as determined pursuant to the rules discussed above). The Non-U.S. holder’s holding period in the shares of our Common Stock acquired on exercise of the Common Stock Warrant generally should begin on the day after the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant. As discussed above, the U.S. federal income tax treatment of a cashless exercise is unclear, and a Non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of our Common Stock Warrants.

The expiration or lapse of a Common Stock Warrant will be treated as if the Non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. holder’s tax basis in the Common Stock Warrant. However, a Non-U.S. holder will not be able to utilize a loss recognized upon expiration or lapse of our Common Stock Warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on the Common Stock Warrants

As described above under “Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on the Common Stock Warrants,” an adjustment to (or failure to adjust) the exercise price of our Common Stock Warrants could result in a constructive distribution to a Non-U.S. holder, which would be treated as described under “Tax Considerations Applicable to Non-U.S. Holders—Distributions on our Common Stock or Pre-Funded Warrants” below, the tax treatment of a distribution on a Common Stock Warrant is unclear, and we are subject to reporting requirements with respect to constructive distributions. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Common Stock Warrants.

Distributions on our Common Stock or Pre-Funded Warrants

If we make distributions in respect of our Common Stock or Pre-Funded Warrants (or constructive distributions), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to the holder’s tax basis in the Common Stock or Pre-Funded Warrants (and will reduce the non-U.S. holder’s basis in the Common Stock or Pre-Funded Warrants, but not below zero). Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants.” Any distributions will also be subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

S-17

Except as described below, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our Common Stock or Pre-Funded Warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide us with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Non-U.S. holders should consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of our Common Stock and Pre-Funded Warrants, including the possible imposition of the branch profits tax.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Common Stock Warrants

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons, and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Tax Considerations Applicable to Non-U.S. Holders Distributions on our Common Stock or Pre-Funded Warrants” may also apply;

●	the non-U.S. holder is a non-resident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock. Special rules may apply to a holder of a Pre-Funded Warrant or Common Stock Warrants. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to our Pre-Funded Warrants or Common Stock Warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to U.S. persons. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rule described above.

S-18

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions (including constructive distributions) on our Common Stock, Pre-Funded Warrants or Common Stock Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to distributions on our Common Stock or Pre-Funded Warrants. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Tax Considerations Applicable to Non-U.S. Holders—Distributions on Common Stock or Pre-funded Warrants,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Common Stock, Pre-Funded Warrants or Common Stock Warrants if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles), the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our Common Stock, Pre-Funded Warrants or Common Stock Warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, Pre-Funded Warrants or Common Stock Warrants, withholding on payments of gross proceeds is not required under proposed U.S. Treasury Regulations. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Common Stock, Pre-Funded Warrants or Common Stock Warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock, Pre-Funded Warrants or Common Stock Warrants and the entities through which they hold our Common Stock, Pre-Funded Warrants or Common Stock Warrants.

The preceding discussion of the material U.S. federal income tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, and local, and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Pre-Funded Warrants, the exercise, disposition, and expiration of our Common Stock Warrants, and the ownership and disposition of our Common Stock issuable upon exercise of our Common Stock Warrants, including the consequences of any proposed changes in applicable laws.

S-19

PLAN OF DISTRIBUTION

We have entered into a Securities Purchase Agreement with the Investors pursuant to which we will sell to the Investors (i) 622,306 shares of Common Stock, together with accompanying Common Stock Warrants to purchase up to 4,193,182 shares of our Common Stock, and (ii) in lieu of Common Stock to certain of the Investors that so choose, Pre-Funded Warrants to purchase up to 2,732,240 shares of our Common Stock.

The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type. The obligation of the Company and each Investor to consummate the offering is subject to the satisfaction of certain customary conditions set forth in the securities purchase agreement.

Pursuant to the Securities Purchase Agreement, we have agreed to grant the Investors participating in this offering certain participation rights in future financings conducted by us during the 12-month period following the closing of this offering. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors will have the right, but not the obligation, to participate in future equity or equity-linked financings undertaken by us in an aggregate amount of up to 33.33% of the securities issued in each such financing, on substantially the same terms, conditions and price as offered to other investors in such financing. These participation rights are subject to customary exceptions, including issuances pursuant to equity incentive plans, acquisitions and other customary excluded issuances, as well as compliance with applicable securities exchange rules and other applicable laws and regulations.

We have not engaged any placement agent, underwriter or financial advisor in connection with this offering and will not incur any placement agent or underwriting fees in connection with the offering.

The offering price of the securities offered hereby was negotiated directly between us and the Investors based on the trading of our Common Stock prior to the offering, among other factors.

We expect to deliver the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus on or about May 18, 2026, subject to satisfaction of certain customary closing conditions.

We estimate the total expenses of this offering paid or payable by us will be approximately $0.05 million.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ClearTrust, LLC. The address for ClearTrust, LLC is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558.

Warrant Agent

We will act as warrant agent for the Common Stock Warrants and the Pre-Funded Warrants.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GGRP.” There is no established trading market for the Common Stock Warrants or the Pre-Funded Warrants and we do not intend to list the Common Stock Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

S-20

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Kesse PPLC, Houston, Texas.

EXPERTS

The consolidated financial statements of The Glimpse Group, Inc. as of June 30, 2025 and 2024, and for each of the years in the two-year period ended June 30, 2025, appearing in The Glimpse Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2025, have been audited by Turner, Stone & Company, L.L.P., as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.theglimpsegroup.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying base prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus supplement:

●	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 29, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2025, the quarter ended December 31, 2025 and the quarter ended March 31, 2026, filed with the SEC on November 13, 2025, February 17, 2026, and May 14, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on July 11, 2025, August 19, 2025, December 22, 2025, January 7, 2026, January 9, 2026, February 3, 2026 and March 18, 2026;

●	The description of our Common Stock which is contained in a Registration Statement on Form 8-A filed with the SEC on June 29, 2021 (File No. 001-40556), including any amendment or reports filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering.

S-21

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following mail address or phone number:

The Glimpse Group, Inc.

15 West 38th St., 12th Floor

New York, New York 10018

Attention: Maydan Rothblum

Telephone: (917) 292-2685

S-22

PROSPECTUS

THE GLIMPSE GROUP, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to an aggregate amount of $100,000,000 of any combination of the securities described in this prospectus in one or more offerings at prices and on terms described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRAR.” On November 19, 2025, the last reported sale price of our common stock was $1.04 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $32,368,950 based on a total of 21,076,506 shares of common stock outstanding, of which 17,883,398 shares were held by non-affiliates, at a price of $1.81 per share, the closing sales price of our common stock on September 29, 2025, which is the highest closing price of our common stock on the Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell our securities in a public primary offering in reliance on General Instruction I.B.6. of Form S-3 with a value exceeding one-third of our public float in any 12-calendar-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold a total of $7,286,740 of securities pursuant to General Instruction I.B.6. of Form S-3. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our common stock having an aggregate offering price of up to approximately $3,502,910.

If, subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, the one-third limitation will no longer apply to additional sales made under this prospectus.

We are a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement and in any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the documents incorporated by reference in this prospectus contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Glimpse,” “our company” or the “Company” refer to The Glimpse Group, Inc. and its wholly owned entities.

1

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are an Immersive technology company, providing enterprise focused Virtual Reality (VR), Augmented Reality (AR) and Spatial Computing software and services (Immersive technologies). Our operating entities are located primarily in the United States. We believe that we offer significant exposure to the rapidly growing and potentially transformative Immersive technology markets, while mitigating downside risk via our diversified model and ecosystem.

Our ecosystem of Immersive technology entities, collaborative environment and diversified business model aims to simplify the challenges faced by companies in the emerging Immersive technology industry, create scale, build operational efficiencies, reduce time to market and enhance go-to-market synergies, while simultaneously providing investors an opportunity to invest directly via a diversified infrastructure.

The Immersive technology industry is an early-stage technology industry with nascent markets. We believe that this industry has significant growth potential across verticals, may be transformative, and that our diversified ecosystem creates important competitive advantages. We currently target a wide array of industry verticals, including but not limited to: Corporate Training, Education, Healthcare, Government & Defense, Branding/Marketing/Advertising, Retail, Media & Entertainment, Corporate Events and Social VR support groups and therapy. We focus primarily on the business-to-business (B2B) and business-to-business-to-consumer (B2B2C) segments, and we are hardware agnostic.

In fiscal year 2024, we shifted our businesses to focus on providing immersive technology solutions software and services that are primarily driven by Spatial Computing, Cloud and Artificial Intelligence (AI), including our product “Spatial Core.” We believe that Spatial Core is a key differentiator, growth driver and competitive advantage for us.

Corporate Information

We were incorporated in June 2016 under the laws of the State of Nevada. The mailing address for our principal executive office is 15 West 38th Street, 12th Floor, New York, New York 10018, and our telephone number is (917) 292-2685. Our website address is www.theglimpsegroup.com. The information contained in or accessible from our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the documents incorporated by reference in this prospectus and each prospectus supplement, contain forward-looking statements within the meaning of federal securities laws, that are based on our management’s beliefs and assumptions and on information available to us. All statements other than statements of historical facts are forward-looking statements.

It is important for an investor to understand that these statements involve risks and uncertainties, some of which are beyond our control. These statements relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity, and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We sometimes use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “think,” “will,” “would,” or the negative of these words or other similar or comparable terms and phrases, including references to assumptions, in the aforementioned documents to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Such risks, uncertainties and other factors also include those listed in the section titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

The forward-looking statements made in or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

3

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

4

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our articles of incorporation authorizes us to issue 320,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our articles of incorporation and our bylaws, each of which has been filed with the SEC, and each of which is incorporated as an exhibit to the registration statement of which this prospectus is a part. This description also summarizes relevant provisions of Nevada law. We encourage you to read our articles of incorporation, our bylaws and the applicable provisions of Nevada law for additional information.

Common Stock

Dividend Rights. The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights. Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our articles of incorporation provide that there is no cumulative voting for directors permitted.

Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Liquidation Rights. Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time after payment of other claims of creditors.

Preferred Stock

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in our control.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

5

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of U.S. federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, our bylaws and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company, even if the acquisition arguably could benefit our stockholders.

Anti-Takeover Provisions of Nevada State Law

Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues, or NRS, 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder,” in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (i) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (ii) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation.

6

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (i) one fifth or more, but less than one third, (ii) one third or more, but less than a majority or (iii) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	The absence of cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	The exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

●	The fact that our directors may be removed only by the affirmative vote or consent of the holders of not less than two-thirds of the voting power (unless such removal is for cause) of our outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class); and

●	The ability of our board of directors to alter our bylaws without obtaining stockholder approval (subject to the concurrent power of our stockholders to adopt, alter, amend or repeal our bylaws).

Forum Selection and Jurisdiction

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) an action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Actions arising under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, shall not be governed by the foregoing provision.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC. The address for ClearTrust, LLC is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “VRAR.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the preferred stock or other securities covered by such prospectus supplement.

7

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

8

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

9

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

10

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

11

●	to comply with the provisions described above under “—Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “—Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

12

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

13

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

14

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	U.S. federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

15

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

16

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, warrants and rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

17

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

18

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, and the nature of any such relationship.

19

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to the offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the Nasdaq Capital Market. We have no current plans for listing of the preferred stock, debt securities, warrants, rights or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities, warrants, rights or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any agents and underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Kesse PLLC, Houston, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

20

EXPERTS

The consolidated financial statements of The Glimpse Group, Inc. as of June 30, 2025 and 2024, and for each of the years in the two-year period ended June 30, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.theglimpsegroup.com. The information contained in or accessible from our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on July 11, 2025 and August 19, 2025; and

●	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 29, 2021, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 30, 2024.

21

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offerings covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules (unless we specifically state in such furnished material that such document or information is incorporated into the registration statement of which this prospectus is a part).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the report or documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following mailing address or phone number:

The Glimpse Group, Inc.

15 West 38th Street, 12th Floor

New York, New York 10018

Attn: Maydan Rothblum

Telephone: (917) 292-2685

22

The Glimpse Group, Inc.

622,306 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 2,732,240 Shares of Common Stock

Common Stock Warrants to purchase up to 4,193,182 Shares of Common Stock

2,732,240 Shares of Common Stock Underlying the Pre-Funded Warrants

4,193,182 Shares of Common Stock Underlying the Common Stock Warrants

PROSPECTUS SUPPLEMENT

May 14, 2026